UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2010
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 9, 2010, LaCrosse Footwear, Inc. and its subsidiary Danner, Inc. entered into a Multi-Tenant Industrial Lease with DP Partners Portland I, LLC (the “Lease”). The Lease relates to a new Danner® factory in Portland, Oregon. The new Danner® factory will be located in an industrial building approximately one mile from the Company’s corporate headquarters. The new factory will be approximately 59,000 square feet, representing twice the square footage of the Company’s existing Portland-based factory, which is being replaced. The Lease has an initial term of 64 months, and includes provision for three successive extension terms of five years each. The initial term of the Lease commences on May 1, 2010, and monthly base rent of $27,164.00 becomes payable beginning September 1, 2010. Monthly base rent is subject to scheduled escalation during the initial and any renewal terms of the Lease. A copy of the Lease and related parking lot lease are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein. The description of the Lease in this Item 1.01 is a summary only and is qualified in its entirety by reference to the full terms of the Lease.
On February 10, 2010 LaCrosse Footwear, Inc. issued a press release regarding the new Danner® factory. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

10.1	Multi-Tenant Industrial Lease among LaCrosse Footwear, Inc., Danner, Inc. and DP Partners Portland I, LLC, dated February 9, 2010.

10.2	Parking Lot Lease among LaCrosse Footwear, Inc., Danner, Inc. and DP Partners Portland I, LLC, dated February 9, 2010.

99.1	LaCrosse Footwear, Inc. Press Release dated February 10, 2010, entitled “LACROSSE FOOTWEAR ANNOUNCES PLANS FOR NEW DANNER FACTORY”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: February 10, 2010	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Multi-Tenant Industrial Lease among LaCrosse Footwear, Inc., Danner, Inc. and DP Partners Portland I, LLC, dated February 9, 2010.

10.2	Parking Lot Lease among LaCrosse Footwear, Inc., Danner, Inc. and DP Partners Portland I, LLC, dated February 9, 2010.

99.1	LaCrosse Footwear, Inc. Press Release dated February 10, 2010, entitled “LACROSSE FOOTWEAR ANNOUNCES PLANS FOR NEW DANNER FACTORY”.

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